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                                                                   EXHIBIT 10.9

STATE OF ALABAMA
SHELBY COUNTY

                       FIFTH AMENDMENT TO LEASE AGREEMENT

         THIS FIFTH AMENDMENT TO LEASE AGREEMEPT, hereinafter referred to as the "Agreement" is made and entered into on this 1st day of June 1999 by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, f/k/a Principal Mutual Life Insurance Company hereinafter referred to as "Lessor" and BIOCRYST PHARMACEUTICALS, INC., hereinafter referred to as "Lessee";

         WHEREAS, Lessor and Lessee, entered into a Lease Agreement, dated January 17, 1992 and amended by the First Amendment to Lease Agreement dated January 10, 1995, amended by the Second Amendment to Lease Agreement dated March 31, 1997, amended by the Third Amendment to Lease Agreement dated February 27, 1998 and amended by the Fourth Amendment to Lease Agreement dated June 29, 1998, collectively referred to as the "Lease" for approximately 41,250 gross leasable square feet of office/warehouse space consisting of Suites A and B and Suite C, collectively referred to as the "Premises", at the building known as Riverchase Business Park, the "Building", located at 2190 and 2192 Parkway Lake Drive, Birmingham, Alabama 35244.

         WHEREAS, the parties hereto have reached additional agreements to amend the Lease in the manner hereafter set forth.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee understand and agree as follows:

1. Lessee shall expand into 2190 Parkway Lake Drive, Suite H, the "Expansion Area" consisting of approximately 1,700 gross leasable square feet, which except for the rent specified in Paragraph Three
         (3), will constitute part of the "Premises" under the Lease.

2. This agreement shall commence on June 1, 1999. The Lease expiration shall remain June 30, 2003.

3. Monthly rent for the Expansion Area shall commence June 1, 1999. The monthly rent shall be $1,062.50, adjusting in the month of April of each year as described in Paragraph Two (2) of the First Amendment to Lease Agreement dated January 10, 1995.

4. Lessee agrees to take possession of the Expansion Area in its "as is" condition. Lessor shall inspect and if necessary, service the HVAC systems to insure that it is in good working condition.

5. All other terms, covenants and conditions of the Lease shall remain unchanged except as herein expressly changed and amended. In the event the terms, covenants and condition of this Agreement differ from, or at variance with, the terms of the Lease, the terms of this Agreement shall prevail and take precedent.


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         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

WITNESS: LESSOR: Principal Mutual Life Insurance Company f/k/a Principal Mutual Life Insurance Company

                                   By: Principal Capital Management, LLC a
                                        Delaware limited liability company, its
                                        authorized signatory

             /s/Susan K. Hayes     By: /s/ Bruce Bruene, Vice President Equity
                                       Asset Management

WITNESS:                          LESSEE:  BioCryst Pharmaceuticals, Inc.

             /s/Ronald E. Gray             By: /s/ Charles E. Bugg, Chairman/CEO